SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) July 19, 2001
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                               Netro Corporation
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              (Exact name of Registrant as Specified in Charter)

          Delaware                                                77-0395029
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(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)


3860 North First Street, San Jose, California                           95134
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code  (408) 216-1500
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         (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events.

On July 19, 2001, Netro Corporation (the "Company") announced that its Board of Directors adopted a Stockholder Rights Plan (the "Plan"). The plan, while not adopted in response to any specific effort to acquire control of the Company, is designed to enhance the ability of the board to maximize shareholder value in the event of an acquisition attempt. Under the Plan each common stockholder of record at the close of business on August 16, 2001, will receive a dividend of one right for each share of Common Stock held. Each right entitles the holder to purchase from the Company one one_hundredth of a share of a new series of participating Preferred Stock at an initial purchase price of $20. If a person or group acquires 15% or more of the Company's outstanding Common Stock, holders of the rights (other than the person or group triggering their exercise) will be able to purchase, in exchange for the $ 20.00 exercise price, shares of the Company's Common Stock having twice the value of the exercise price. If, following an acquisition of 15% or more of the Company's Common Stock by a stockholder, the Company is involved in certain mergers or other business combinations, each right will entitle the holder to purchase, in exchange for the exercise price, common stock of the other party to such transaction having twice the value of the exercise price. The shareholdings of Carso Global Telecom, S.A. de C.V. ("Carso Global Telecom"), which is the Company's largest shareholder, and its affiliates and associates will not trigger any rights under the Plan so long as Carso Global Telecom and its affiliates and associates do not acquire more than 19.9% of the Company's Common Stock. The rights expire on July 23, 2011 unless extended by the Company's Board of Directors.




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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              Netro Corporation


                                              By: /s/ Sanjay Khare
                                                  ------------------------------
                                                  Name:  Sanjay Khare
                                                  Title: Chief Financial Officer

July 19, 2001